COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
 IN DREYFUS PENNSYLVANIA INTERMEDIATE MUNICIPAL BOND FUND
 AND THE LEHMAN BROTHERS 10-YEAR MUNICIPAL BOND INDEX


 EXHIBIT A:

                          LEHMAN
                         BROTHERS
   PERIOD                10-YEAR               DREYFUS PENNSYLVANIA
                        MUNICIPAL               INTERMEDIATE
                       BOND INDEX *            MUNICIPAL BOND FUND

  12/16/93                  10,000                    10,000
  11/30/94                   9,354                     9,942
  11/30/95                  11,090                    11,580
  11/30/96                  11,717                    12,170


 *Source: Lehman Brothers